Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts", and to the use of our reports dated February 28, 1997, with respect to the financial statements of Michael G. Churosh, D.D.S., M.S., Ltd. and Theodore G. Saydyk, Jr., D.D.S., M.S., P.C., included in Amendment No. 3 to the Registration Statement (Form SB-2, File No. 333-27179) and related Prospectus of Omega Orthodontics, Inc.




                                        Ernst & Young LLP



Boston, Massachusetts
September 10, 1997